Exhibit 99.2

UBER TECHNOLOGIES, INC.

STOCK OPTION ASSUMPTION NOTICE

WHEREAS, The Drizly Group, Inc., a Delaware corporation (“Drizly”), granted Participant one or more options to purchase shares of the common stock of Drizly under Drizly’s 2012 Stock Incentive Plan (the “Plan”), which are each evidenced by a Stock Option Agreement (each, an “Option Agreement”) issued to Participant under the Plan.

WHEREAS, Uber Technologies, Inc., a Delaware corporation (“Uber”) entered into an Agreement and Plan of Reorganization, dated February 2, 2021 (the “Transaction Agreement”), with Drizly and certain other parties, pursuant to which Drizly became a wholly owned subsidiary of Uber (the “Transaction”).

WHEREAS, in connection with the Transaction, Uber has assumed certain outstanding Drizly stock options effective as of the closing of the Transaction (the “Closing”).

WHEREAS, the purpose of this Notice is to reflect certain adjustments to Participant’s outstanding options, which have become necessary in connection with such assumption.

WHEREAS, the applicable equity award exchange ratio (the “Exchange Ratio”) in effect for the assumption of the outstanding options under the Plan, as determined in accordance with the formula provisions of the Transaction Agreement, is $0.730.

NOW, THEREFORE, it is hereby acknowledged as follows:

1.                  Uber hereby assumes, as of the Closing, all the duties and obligations of Drizly under each option held by Participant immediately prior to the Closing (each, a “Drizly Option”). In connection with such assumption, the number of shares of Uber common stock (“Uber Common Stock”) purchasable under each assumed Drizly Option and the exercise price payable thereunder are hereby adjusted to reflect the Exchange Ratio.

2.                  The following provisions shall govern each Drizly Option assumed by Uber:

(a)                Unless the context otherwise requires, all references in each Option Agreement and in the Plan (as incorporated into such Option Agreement): (i) to the “Company” shall mean Uber, (ii) to “Share” shall mean a share of Uber Common Stock, (iii) to “Common Stock” shall mean the common stock of Uber, and (iv) to the “Board” shall mean the Board of Directors of Uber.

(b)               The grant date, vesting commencement date and the expiration date specified for each assumed Drizly Option and all other provisions that govern either the exercise or the termination of the assumed Drizly Option shall remain the same as set forth in the Option Agreement applicable to that Drizly Option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Participant’s rights under this Notice to purchase Uber Common Stock under the assumed Drizly Option.

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(c)                Pursuant to the terms of the Option Agreement, each Drizly Option assumed by Uber shall continue to vest and become exercisable in accordance with the schedule specified in the Option Agreement, and no acceleration of such vesting schedule shall occur by reason of the Transaction or the assumption of the Drizly Options by Uber, provided that the number of shares that become vested (and the exercise price per share) shall be adjusted to reflect the Exchange Ratio.

(d)               For purposes of applying any and all provisions of the applicable Option Agreement and the Plan for the assumed Drizly Options that pertain to Participant continuing to be a Eligible Participant, whether in the capacity of an employee, director or consultant, Participant shall be deemed to continue to be a Eligible Participant for so long as Participant renders services as an employee, director or consultant of Uber or any present or future majority-owned Uber subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Drizly Options upon Participant ceasing to be an Eligible Participant shall hereafter be applied on the basis of Participant’s cessation of continuous service as an employee, director or consultant of Uber and its majority-owned subsidiaries, and each assumed Drizly Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that Drizly Option, following such cessation of continuous service as an employee, director or consultant of Uber and its majority-owned subsidiaries.

(e)                The adjusted exercise price payable for the Uber Common Stock subject to each assumed Drizly Option shall be payable in any of the forms authorized under the Option Agreement applicable to that Drizly Option.

(f)                In order to exercise each assumed Drizly Option, Participant must execute and deliver to Uber a notice of exercise in which the number of shares of Uber Common Stock to be purchased thereunder must be indicated or must comply with such other procedures as may be established for notifying Uber of the exercise of the assumed Drizly Option, either directly or through an on-line internet transaction with a brokerage firm authorized by Uber to effect such option exercises.

(g)               The exercise of each assumed Drizly Option shall be subject to the collection of all applicable income and employment taxes.

3.                  Except to the extent specifically modified by this Notice, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Closing Date shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Notice.

IN WITNESS WHEREOF, Uber has caused this Notice to be executed on its behalf by its duly-authorized officer as of November 1, 2021.

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UBER TECHNOLOGIES, INC.

RESTRICTED STOCK UNIT ASSUMPTION NOTICE

WHEREAS, The Drizly Group, Inc., a Delaware corporation (“Drizly”), granted Participant restricted stock units covering shares of the common stock of Drizly under Drizly’s 2012 Stock Incentive Plan (the “Plan”), which are each evidenced by a Restricted Stock Unit Award Agreement (each, an “Award Agreement”) issued to Participant under the Plan.

WHEREAS, Uber Technologies, Inc., a Delaware corporation (“Uber”) entered into an Agreement and Plan of Reorganization, dated February 2, 2021 (the “Transaction Agreement”), with Drizly and certain other parties, pursuant to which Drizly became a wholly owned subsidiary of Uber (the “Transaction”).

WHEREAS, in connection with the Transaction, Uber has assumed certain outstanding Drizly restricted stock unit awards effective as of the closing of the Transaction (the “Closing”).

WHEREAS, the purpose of this Notice is to reflect certain adjustments to Participant’s outstanding restricted stock unit awards, which have become necessary in connection with such assumption.

WHEREAS, the applicable equity award exchange ratio (the “Exchange Ratio”) in effect for the assumption of the outstanding options under the Plan, as determined in accordance with the formula provisions of the Transaction Agreement, is $0.730.

NOW, THEREFORE, it is hereby acknowledged as follows:

1.                  Uber hereby assumes, as of the Closing, all the duties and obligations of Drizly under each restricted stock unit award held by Participant immediately prior to the Closing (each, a “Drizly RSU”). In connection with such assumption, the number of shares of Uber common stock (“Uber Common Stock”) deliverable under each assumed Drizly RSU is hereby adjusted to reflect the Exchange Ratio.

2.                  The following provisions shall govern each Drizly RSU assumed by Uber:

(a)                Unless the context otherwise requires, all references in each Award Agreement and in the Plan (as incorporated into such Award Agreement): (i) to the “Company” shall mean Uber, (ii) to “Share” shall mean a share of Uber Common Stock, (iii) to “Common Stock” shall mean the common stock of Uber, and (iv) to the “Board” shall mean the Board of Directors of Uber.

(b)               The grant date, vesting commencement date and the expiration date specified for each assumed Drizly RSU and all other provisions that govern the vesting, settlement or the termination of the assumed Drizly RSU shall remain the same as set forth in the Award Agreement applicable to that Drizly RSU, and the provisions of the Plan and the Award Agreement shall accordingly govern and control Participant’s rights under this Notice to receive Uber Common Stock under the assumed Drizly RSU.

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(c)                Pursuant to the terms of the Award Agreement, each Drizly RSU assumed by Uber shall continue to vest in accordance with the schedule specified in the Award Agreement, and no acceleration of such vesting schedule shall occur by reason of the Transaction or the assumption of the Drizly RSUs by Uber, provided that the number of shares that become vested shall be adjusted to reflect the Exchange Ratio.

(d)               For purposes of applying any and all provisions of the applicable Award Agreement and the Plan for the assumed Drizly RSUs that pertain to Participant continuing to be a Eligible Participant, whether in the capacity of an employee, director or consultant, Participant shall be deemed to continue to be a Eligible Participant for so long as Participant renders services as an employee, director or consultant of Uber or any present or future majority-owned Uber subsidiary. Accordingly, the provisions of the Award Agreement governing the termination of the assumed Drizly RSUs upon Participant ceasing to be an Eligible Participant shall hereafter be applied on the basis of Participant’s cessation of continuous service as an employee, director or consultant of Uber and its majority-owned subsidiaries, and each assumed Drizly RSU shall accordingly terminate following such cessation of continuous service as an employee, director or consultant of Uber and its majority-owned subsidiaries.

(e)                The vesting and settlement of each assumed Drizly RSU shall be subject to the collection of all applicable income and employment taxes.

3.                  Except to the extent specifically modified by this Notice, all of the terms and conditions of each Award Agreement as in effect immediately prior to the Closing Date shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Notice.

IN WITNESS WHEREOF, Uber has caused this Notice to be executed on its behalf by its duly-authorized officer as of November 1, 2021.

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